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                                                                 EXHIBIT 24(b)

                            SECRETARY'S CERTIFICATE


        I, Diane Jack, Secretary of Cullen/Frost Bankers, Inc., do hereby certify that the three (3) pages attached hereto contain true and correct copies of resolutions duly adopted by the Board of Directors of Cullen/Frost Bankers, Inc. on January 28, 1997.

        I further certify that these resolutions have not been repealed but are still in full force and effect.

        Witness my hand and the corporate Seal of said Corporation, this 7th day of March 1997.


                                                       /s/ DIANE JACK
                                                   ------------------------
                                                           Secretary
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        WHEREAS, it has been proposed that the Corporation issue and sell, directly or through one or more business trusts created and sponsored at the direction of the Corporation one or more series of Junior Subordinated Debt (as the corporation one or more series of Junior subordinated Debt (as defined below) of the Corporation in one or more private offerings (including, without limitation, pursuant to the Securities and Exchange Commission's Rule 144A and Regulation S) (each, an "Offering"); and

        WHEREAS, in connection with an Offering, it has been proposed that the Corporation form one or more business trusts organized under the laws of the State of Delaware for the purpose of issuing and selling common securities and up to $100 million in aggregate liquidation amount of preferred securities (the "Common Securities" and the "Preferred Securities", respectively, and, collectively, the "Trust Securities"), each representing undivided beneficial ownership interests in the assets of such trust, the proceeds from which sale shall be used by such trust to purchase unsecured junior subordinated debt securities of the Corporation (the "Junior Subordinated Debt" and collectively, with the Trust Securities and the Guarantees, as hereinafter defined, the "Offer Securities"); and

        WHEREAS, in connection with the issuance of the Trust Securities by and trust, it has been proposed that the Corporation guarantee payments of distributions out of monies held by such trust (the "Guarantees"): and

        WHEREAS, the Board has determined that it is in the best interests of the Corporation to authorize the preparation of one or more offering circulars, and supplements thereto, and to authorize such other actions that are necessary or advisable to proceed with the issuance and sale of the Offered Securities; and

        WHEREAS, the Corporation proposes to use the proceeds from the issuance and sale of the Offered Securities for general corporate purposeS or such other purpose as may be determined at the time of any particular Offering:

        NOW, THEREFORE, BE IT

                               CREATION OF TRUST

        RESOLVED, that T.C. Frost, Richard W. Evans, Jr., Phillip D. Green and Jerry Salinas (collectively, the "Executive Officers") be, and each of them hereby is, authorized and empowered, on behalf of the Corporation and in its name, to form or cause to be formed, one or more Delaware business trusts, pursuant to Title 12, Chapter 38 of the Delaware Code (each, a "Trust"), for the purpose of issuing and selling the Trust



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Securities, the proceeds from which shall be used by the Trust to purchase
Junior Subordinated Debt, with the number of such Trusts so formed to be such number as they or any of them shall deem necessary, advisable or appropriate; and

        RESOLVED, FURTHER, that the Executive Officers be, and each of them hereby is, authorized and empowered, on behalf of the Corporation and in its name, and on behalf of each Trust in the name of the Corporation as depositor of the Trust, to select one or more persons, who may be employees of the Corporation or any of its subsidiaries, to act as trustee or attorney-in-fact or agent for such Trust (each an "Administrative Trustee" or collectively, the "Administrative Trustees," as appropriate) as they shall deem necessary, advisable or appropriate; and

        RESOLVED, FURTHER, that the Executive Officers be, and each of them hereby is, authorized and empowered, on behalf of the Corporation and in its name, and on behalf of each Trust in the name of the Corporation as depositor of the Trust, to execute or cause to be executed, and to direct the Administrative Trustees to execute or cause to be executed, a Trust Agreement, and in connection with the issuance of the Trust Securities, an Amended and Restated Trust Agreement (collectively, the "Trust Agreement") and file or cause to be filed with the Secretary of State of the State of Delaware, all documents, including a Certificate of Trust (the "Certificate"), necessary, advisable or appropriate to create and to give continuing effect to the Trust, all of which documents shall be in such form and contain such terms and provisions as such Executive Officers or any of them shall approve, such approval to be conclusively evidenced by the execution thereof; and to select and appoint or authorize the selection and appointment of the trustee or trustees of the Trust; and



                                 EXCHANGE OFFER


        RESOLVED FURTHER, that the Executive Officers be, and each of them hereby is, authorized and empowered, on behalf of the Corporation, to execute and deliver a Registration Rights Agreement (the "Registration Rights Agreement") among the Corporation, the Trust and the initial purchasers name in the Purchase Agreement in such form as the Executive Officers shall approve, such approval to be conclusively evidenced by the execution thereof; and

        RESOLVED FURTHER, that the Executive Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to offer to exchange the Offered Securities (the "Exchange Offer") for securities with substantially identical terms to the Offered Securities (the "Exchange Securities") pursuant to a registration statement




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to be filed under the Act, upon the terms and conditions as set forth in the
Purchase Agreement and the Registration Rights Agreement and pursuant to the Indenture and the Trust Agreement, and to execute and deliver certificates and other documents and instruments representing the Exchange Securities pursuant to the Exchange Offer and,

     RESOLVED FURTHER, that the Executive Officers be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and its name, and on behalf of the Trust in the name of the Corporation as sponsor of the Trust, and to direct the Administrative Trustees, if appropriate, to prepare and execute, or cause to be prepared and executed, one or more registration statements on the appropriate form(s), with exhibits (the "Registration Statement"), in connection with the offering of the Exchange Securities or in connection with the resale of the Offered Securities under the Act, and to cause the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") under the Act, with such changes as the person executing the same shall approve, such approval, to be conclusively evidenced by the execution thereof by such person, and to prepare, execute and file or cause to be prepared, executed and filed, any amendments to such Registration Statement (including post-effective amendments) any supplements to the prospectus or prospectuses contained therein and any exhibits and amendments to any exhibits thereto that the Executive Officer or Executive Officers taking such action shall determine to be necessary, advisable or appropriate in connection therewith in order to effect the registration of the qualification of the Offered Securities and/or the Exchange Securities, as the case may be, under the Act and the Trust Indenture Act of 1939, as amended, with the taking of any such action by such Executive Officers, as conclusively evidenced by the execution thereof and

     RESOLVED FURTHER, that the Executive Officers be, and each of them hereby is, authorized and empowered, on behalf of the Corporation and in its name, and on behalf of the Trust in the name of the Corporation as sponsor of the Trust, to direct the Administrative Trustees, if appropriate, to prepare, execute and file, or cause to be prepared, executed and filed, all certificates, letters, applications, and any other documents connected therewith, which may be required to be filed with the Commission with respect to the registration, offering, issuance and sale of the Offered Securities and/or the Exchange Securities, as the case may be, under the Act and the 1934 Act (any such document to be in such form and to contain such terms and provisions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof by such person), and to take any and all action that the Executive Officer or Executive Officers conclusively evidencing such determination.


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